                       AMENDMENT NO. 1 TO UNDERWRITING AND
                        ADMINISTRATIVE SERVICES AGREEMENT

Effective May 15, 2009, the Underwriting and Administrative Services Agreement dated January 22, 2008 (the "Agreement") between Commonwealth Annuity and Life Insurance Company, a Massachusetts corporation ("Commonwealth Annuity"), on its own behalf and on behalf of each of its separate investment accounts, and Epoch Securities, Inc., a Delaware corporation ("Epoch") is hereby amended as follows:

     1. Appendix A of the Participation Agreement is deleted in its entirety and replaced with the Appendix A attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer:

COMMONWEALTH ANNUITY                         EPOCH SECURITIES, INC.
AND LIFE INSURANCE COMPANY


By: /s/ Michael Reardon                   By: /s/ Margot Wallin
    -----------------------------------       ----------------------------------
Name: Michael Reardon                     Name: Margot Wallin
Title: President and CEO                  Title: Chief Compliance Officer
Date: May 11, 2009.                       Date: May 11, 2009.

                                   APPENDIX A

A.   SEPARATE ACCOUNTS (ESTABLISHED AFTER 12/31/05) AND CONTRACTS

     SEPARATE ACCOUNTS

     Commonwealth Annuity Separate Account A

     VARIABLE ANNUITY CONTRACTS

POLICY FORM   MARKETING OR PRODUCT NAME
-----------   -------------------------
3038-07       Advantage IV Variable Annuity
3039-07       Preferred Plus Variable Annuity
3040-09       Horizon Variable Annuity

B.   SEPARATE ACCOUNTS (ESTABLISHED PRIOR TO 12/31/05) AND CONTRACTS

Separate Account VA-K
Separate Accounts VA-A, VA-B, VA-C, VA-G, VA-H
Separate Accounts D, E, and F
VEL Separate Account
VEL II Account
VEL III Account
Inheiritage Account
Separate Account IMO
Group VEL Account

AGENCY VARIABLE ANNUITY CONTRACTS*

POLICY FORM   MARKETING OR PRODUCT NAME
-----------   -------------------------------------------------------
AVA-FP-67     67 series elective pay
AVA-FP-69     69 series elective pay
AVA-SP-67     67 series single pay
AVA-SP-69     69 series single pay
AVA-ST-67     67 series stipulated pay
VFR - 68      67 series group elective (GA)
VFS - 68      67 series group elective (GB), Flexible Fixed(84-92)
A3001-75      75 series elective pay
A3002-75      75 series elective pay
A3003-75      75 series single pay
A3004-75      75 series single pay
A3007-78      Colonial AVA (single pay)
A3012-79      78/79 series elective pay
A3013-79      78/79 series elective pay
A3014-79      78/79 series single pay
A3015-79      78/79 series single pay
A3018-91      Exec Annuity Plus 91 (3)
A3021-93      Exec Annuity Plus 93
A3025-96      Allmerica Advantage
A3029-99      Allmerica Immediate Advantage
A3030-99      Allmerica Value Generation, Directed Advisory Solutions
A3036-01      Allmerica Premier Choice

* This list shall be deemed to include riders, endorsements, applications, specification pages, state variations, certificates, binders and administrative forms (and all state variations thereof) that are issued with or used with the Contracts. This list includes those Contracts for which Epoch has served as commission paying agent on behalf of Commonwealth Annuity.

AGENCY VARIABLE LIFE POLICIES*

POLICY FORM   MARKETING OR PRODUCT NAME
-----------   -------------------------------------------------------
1018-87       VEL 87
1018-91       VEL 91
1018-93       VEL 93
1023-93       VEL PG/VEL Plus
1026-94       Variable Inheiritage
1029P-94      Group VEL
1029C-94      Group VEL
1030-96       Agency SPVUL 2nd-to-die, Agency SPVUL Single Life,
              Agency SPL II
1033-99       IMO, VEL 2001 (Agency)
1034-99       Survivorship VUL (Agency)

* This list shall be deemed to include riders, endorsements, applications, specification pages, state variations, certificates, binders and administrative forms (and all state variations thereof) that are issued with or used with the Policies. This list includes those Policies for which Epoch has served as commission paying agent on behalf of Commonwealth Annuity.